EXECUTION VERSION

AMENDMENT NO. 3 TO THIRD AMENDED
AND RESTATED LOAN AGREEMENT

This Amendment No. 3 to Third Amended and Restated Loan Agreement, dated as of September 29, 2020 (the “Amendment”), is made by and among RCM Technologies, Inc., a Nevada corporation, and all of its subsidiaries (collectively, the “Borrowers”), Citizens Bank, N.A., a national banking association (as successor by merger to Citizens Bank of Pennsylvania), in its capacity as administrative agent and arranger (the “Agent”), and Citizens Bank, N.A., a national banking association (as successor by merger to Citizens Bank of Pennsylvania), as lender (the “Lender”).

BACKGROUND
A. The Agent, the Lender and the Borrowers, together with Programming Alternatives of Minnesota, Inc. (an entity which was dissolved as of January 18, 2019), made, executed and delivered a Third Amended and Restated Loan Agreement, dated as of August 9, 2018, as amended by that certain Amendment No. 1 to Third Amended and Restated Loan Agreement, dated as of October 18, 2019, and that certain Amendment No. 2 to Third Amended and Restated Loan Agreement, dated as of June 2, 2020  (collectively, the “Original Loan Agreement”).

B. In connection with the Original Loan Agreement, the Borrowers and the Agent entered into a certain Amended and Restated Pledge and Security Agreement, dated August 9, 2018, pursuant to which the Borrowers granted to the Agent, for the benefit of the Lenders, a first priority security interest in the Collateral (as defined therein) (the “Original Pledge and Security Agreement”).

C. In connection with the Original Loan Agreement, the Borrowers executed and delivered a Tenth Amended and Restated Revolving Credit Note payable to the order of the Lender, dated August 9, 2018 (the “Existing Restated Credit Note”).

D. As security for (a) the punctual performance in full by the Borrowers of their obligations under the Loan Documents (as such term is defined in the Original Loan Agreement), (b) the punctual payment in full of all amounts owing or to be owing under any Loan Document, and (c) the punctual payment of any other amounts which at any time may be due and payable from the Borrowers to the Agent or the Lenders, in each case whether presently existing or hereafter arising (collectively, the “Secured Obligations”), the Borrowers have granted a security interest to the Agent, for the benefit of the Lenders, in the Collateral (as such term is defined in the Original Pledge and Security Agreement), pursuant to the terms and provisions of the Original Pledge and Security Agreement.

E. The Borrowers, the Agent and the Lender desire, subject to the terms and conditions set forth herein, to amend the Original Loan Agreement (the Original Loan Agreement, as amended by this Amendment, and as the same may be further amended, restated, modified and/or supplemented from time to time, being referred to as the “Loan Agreement”).

NOW, THEREFORE, in consideration of the mutual promises herein contained, and each intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Defined Terms.  Except as expressly defined herein, all terms used herein shall have the meanings ascribed to them in the Original Loan Agreement.  This Amendment is intended to amend the Original Loan Agreement, and the Original Loan Agreement shall be so amended, from and as of the date hereof.

2. Amendment to Section 1.1 of Original Loan Agreement.  Section 1.1 of the Original Loan Agreement is hereby amended so that the definition of “Measurement Period” shall read in its entirety as follows:

“Measurement Period” means, at any date of determination, except as otherwise provided below in this definition, the most recently completed four consecutive fiscal quarters of the Borrowers ending on or prior to such date.  A Measurement Period may be designated by reference to the last day thereof (e.g. the June 30, 2020 Measurement Period refers to the relevant fiscal period of the Borrowers ended June 30, 2020), and a Measurement Period shall be deemed to end on the last day thereof.  Notwithstanding the foregoing, for purposes of calculating the Borrowers’ Consolidated Total Funded Debt to Consolidated EBITDA Ratio and the Borrowers’ Consolidated  Fixed Charge Coverage Ratio for the Measurement Periods ending on or after December 31, 2020 but on or before June 30, 2021, Consolidated EBITDA shall be calculated on an annualized/cumulative basis (rather than on a rolling four quarters basis) as follows:

(i)	For the fiscal quarter ended December 31, 2020, Consolidated EBITDA shall be equal to Consolidated EBITDA for the three month period ended December 31, 2020 multiplied by four;
(ii)	For the fiscal quarter ended March 31, 2021, Consolidated EBITDA shall be equal to Consolidated EBITDA for the six month period ended March 31, 2021 multiplied by two; and
(iii)	For the fiscal quarter ended June 30, 2021, Consolidated EBITDA shall be equal to (A) Consolidated EBITDA for the nine month period ended June 30, 2021 divided by three, multiplied by (B) four.

3. Amendment to Section 7.7(b) of Original Loan Agreement.  Section 7.7(b) of the Original Loan Agreement is hereby amended and restated to read in its entirety as follows:

“(b) The Borrowers will not, and will not permit any of their respective Subsidiaries to: (i) declare or pay or make any forms of distribution to the holders of their respective Equity Interests, or their successors or assigns, other than (A) the Permitted Dividend, (B) the repurchase by RCM of 1,858,139 shares of RCM’s outstanding stock effective as of  June 2, 2020 (the “Permitted 2020 Stock Repurchase”), and (C)

distributions constituting the repurchase of RCM’s outstanding stock, provided that from and after December 12, 2014, the total amount of such distributions (excluding the Permitted 2020 Stock Repurchase) shall not exceed $7,500,000.00, in the aggregate; (ii) make any prepayments on any existing or future Indebtedness for borrowed money to any Person without the prior written consent of the Administrative Agent, which consent will not be unreasonably withheld, except the Borrowers may prepay in full Indebtedness in the principal amount of $2,229,766.80 incurred by RCM in connection with the consummation of the Permitted 2020 Stock Repurchase on September 25, 2020; or (iii) hereafter borrow money other than from the Lenders hereunder, except (A) in connection with borrowed money giving rise to a Permitted Encumbrance under clause (o) of the definition of Permitted Encumbrance, (B) in connection with Permitted Acquisitions and Indebtedness evidenced by Sellers Notes subordinated on terms and conditions reasonably acceptable to the Administrative Agent, and (C) Indebtedness in the principal amount of $2,229,766.80 incurred by RCM in connection with the consummation of the Permitted 2020 Stock Repurchase so long as such Indebtedness is evidenced by documentation, and subordinated on terms and conditions, acceptable to the Administrative Agent in its sole discretion. Solely for purposes of this Section 7.7(b), any Earn-Out Obligation which may be required to be paid by a Borrower shall not be considered to be “borrowed money”.”

4. Amendment to Section 7.10(c) of Original Loan Agreement.  Section 7.10(c) of the Original Loan Agreement is hereby amended and restated to read in its entirety as follows:

“(c) Consolidated Total Funded Debt to Consolidated EBITDA Ratio:

(i) After March 31, 2018, but on or prior to June 30, 2018, the Consolidated Total Funded Debt to Consolidated EBITDA Ratio shall at no time exceed 3.25 to 1.00.

(ii) After June 30, 2018, but on or prior to June 30, 2019, the Consolidated Total Funded Debt to Consolidated EBITDA Ratio shall at no time exceed 3.00 to 1.00.

(iii) After June 30, 2019, but on or prior to December 31, 2019, the Consolidated Total Funded Debt to Consolidated EBITDA Ratio shall at no time exceed 4.00 to 1.00.

(iv) After December 31, 2019 but on or prior to March 31, 2020, the Consolidated Total Funded Debt to Consolidated EBITDA Ratio shall at no time exceed 3.00 to 1.00.

(i)	After March 31, 2020 but on or prior to June 30, 2020, the Consolidated Total Funded Debt to Consolidated EBITDA Ratio shall at no time exceed 5.00 to 1.00.

(ii)	After June 30, 2020, but on or prior to September 30, 2020, the Consolidated Total Funded Debt to Consolidated EBITDA Ratio shall at no time exceed 4.00 to 1.00.
(iii)	After September 30, 2020, the Consolidated Total Funded Debt to Consolidated EBITDA Ratio shall at no time exceed 3.00 to 1.00.”
6. Amendment to Section 7.10(d) of the Original Loan Agreement. Section 7.10(d) of the Original Loan Agreement is hereby amended to read in its entirety as follows:

“(d) Modified Current Ratio:

     (i)     The ratio of (A) 0.75 multiplied by the net book value of the Borrowers’ accounts receivable (as determined in accordance with GAAP), to (B) the Total Revolving Outstandings shall at no time after March 31, 2020 but prior to September 30, 2020 be less than 1.10 to 1.00; and

     (ii)     The ratio of (A) 0.75 multiplied by the net book value of the Borrowers’ accounts receivable (as determined in accordance with GAAP), to (B) the Total Revolving Outstandings shall not be less than 1.25 to 1.00 on September 30, 2020.”

7. Amendment to Exhibit D to Original Loan Agreement.  Exhibit D attached to the Original Loan Agreement is hereby replaced, in its entirety, with the form of Compliance Certificate attached hereto as Schedule I.

8. Reaffirmation.  Pursuant to the terms of the Original Pledge and Security Agreement, the Borrowers have provided to the Agent, for the benefit of the Lenders, as security for the payment and performance of any and all of the Secured Obligations and the performance of all other obligations and covenants of Borrowers under the Original Loan Agreement, the Existing Restated Credit Note, and each other Loan Document, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by any Borrower to the Agent or the Lenders, a first priority, perfected security interest in the Collateral.  Each Borrower hereby ratifies and confirms the liens and security interests granted under Original Pledge and Security Agreement; and further ratifies and confirms, without condition, that (a) such liens and security interests shall secure the payment and performance of any and all of the Obligations and the performance of all other obligations and covenants of any Borrower under the Loan Agreement, the Existing Restated Credit Note, and each other Loan Document, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by any Borrower to the Agent or the Lenders, and (b) the perfected status and priority of such liens and security interests shall not be affected in any way by the amendments to the Original Loan Agreement set forth herein.  Each Borrower acknowledges that the outstanding principal amount of the Existing Restated Credit Note is due and owing without any claim, defense or set-off.

9. Representations and Warranties.  Each Borrower hereby confirms that the representations and warranties set forth in the Original Loan Agreement remain true and correct in all material respects.  Each Borrower also represents and warrants that (a) no Default or Event of Default is presently outstanding under any of the terms and conditions of the Original Loan Agreement; (b) each Borrower has full power and authority to execute, deliver, and perform its obligations under this Agreement and under any document or instrument executed in connection with this Agreement; (c) the execution, delivery, and performance of this Agreement and of any document or instrument executed in connection with this Agreement will not violate any provision of any existing law or regulation applicable to any Borrower, any provision of its governing organizational documents, any order or decree of any court, arbitrator or governmental authority, or any contractual undertaking to which it is a party or by which it may be bound; (d) no consents, licenses, approvals or authorizations of, exemptions by or registrations or filings with, any governmental authority are required with respect to this Agreement or any of the documents or instruments executed by a Borrower in connection herewith; and (e) this Agreement constitutes the legal valid and binding obligations of each Borrower, enforceable in accordance with its terms.  All representations, warranties and covenants of the Borrowers, whether hereunder, or contained in the Original Loan Agreement or the other Loan Documents, shall remain in full force and effect until all amounts due under the Original Loan Agreement, as amended herein, the Existing Restated Credit Note and each other Loan Document, are satisfied in full.

10. Complimentary Nature of Documents.  Except as modified by the terms hereof, all terms, provisions and conditions of the Original Loan Agreement and each other Loan Document are in full force and effect and are hereby incorporated by reference as if set forth herein.  This Amendment and the Original Loan Agreement shall be deemed as complementing and not restricting the Agent’s or the Lender’s rights hereunder or thereunder.  If there is any conflict or discrepancy between the provisions of this Amendment and any provision of the Original Loan Agreement, the terms and provisions of this Amendment shall control and prevail.

11. Effectiveness Conditions.  This Amendment shall be effective upon execution of this Amendment by all parties hereto.

12. Release of Claims.  In consideration of the benefits provided to the Borrowers under the terms and provisions hereof, each Borrower hereby agrees as follows ("General Release"):

(a) Each Borrower, for itself and on behalf of its successors and assigns, does hereby release, acquit and forever discharge the Agent and the Lender, all of their respective predecessors in interest, and all of their respective past and present officers, directors, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length (each, a "Released Claim" and collectively, the "Released Claims"), that any Borrower now has or may acquire as of the date that the Borrowers have executed and delivered this Amendment to the Agent (hereafter, the "Release Date"), including without limitation, those Released Claims in any way arising out of, connected with or related to any and all prior credit accommodations, if any, provided by the Agent or the Lender, or any of their respective predecessors in interest, to any Borrower, and any agreements, notes or documents of any kind related thereto or the transactions contemplated thereby or hereby, or any other agreement or document referred to herein or therein.

(b) Each Borrower hereby acknowledges, represents and warrants to the Agent and the Lender that it agrees to assume the risk of any and all unknown, unanticipated or misunderstood Released Claims which are released by the provisions of this General Release in favor of the Agent and the Lender, and each Borrower hereby waives and releases all rights and benefits which it might otherwise have under any state or local laws or statutes with regard to the release of such unknown, unanticipated or misunderstood Released Claims.

(c) Each person signing below on behalf of a Borrower acknowledges that he or she has read each of the provisions of this General Release.  Each such person fully understands that this General Release has important legal consequences, and each such person realizes that they are releasing any and all Released Claims that any Borrower may have as of the Release Date.  Each Borrower hereby acknowledges that it has had an opportunity to obtain an attorney’s advice concerning the legal consequences of each of the provisions of this General Release.

(d) Each Borrower hereby specifically acknowledges and agrees that:  (i) none of the provisions of this General Release shall be construed as or constitute an admission of any liability on the part of the Agent or the Lender; (ii) the provisions of this General Release shall constitute an absolute bar to any Released Claim of any kind, whether any such Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Released Claim barred by the provisions of this General Release shall subject a Borrower to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

13. Counterparts; Electronic Signature.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed signature page counterpart hereof by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms,  deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform

Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (x) nothing herein shall require the Agent or the Lender to accept electronic signature counterparts in any form or format and (y) the Agent and the Lender reserve the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to this Agreement and the parties hereto agree to promptly deliver such manually executed counterpart signature pages.

14. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (except that a Borrower may not assign or transfer its rights hereunder), and no other parties shall be a beneficiary hereunder.

15. Miscellaneous.  This Amendment (a) shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania; and (b) may only be amended or modified pursuant to a writing signed by the parties hereto.  If any provision hereof is in conflict with any statute or rule of law of the Commonwealth of Pennsylvania or any other statute or rule of law of any other applicable jurisdiction or is otherwise unenforceable, such provisions shall be deemed null and void only to the extent of such conflict or unenforceability and shall be deemed separate from and shall not invalidate any other provision of this Agreement.

16. WAIVER OF JURY TRIAL.  EACH BORROWER HEREBY WAIVES ANY AND ALL RIGHTS WHICH IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST THE AGENT OR THE LENDER WITH RESPECT TO THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO.

17. Reimbursement of Costs.  The Borrowers hereby jointly and severally agree that they will pay, or cause to be paid or reimburse the Agent and the Lender for, all of costs and expenses incurred by them in connection with this Amendment, including without limitation the fees of their legal counsel.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, as of the 29th day of September, 2020.

BORROWERS:	RCM TECHNOLOGIES, INC.
	By:	/s/ Kevin D. Miller
	Print Name:	Kevin D. Miller
	Title:	CFO
RCM TECHNOLOGIES (USA), INC.
	By:	/s/ Kevin D. Miller
	Print Name:	Kevin D. Miller
	Title:	CFO
RCMT DELAWARE, INC.
	By:	/s/ Kevin D. Miller
	Print Name:	Kevin D. Miller
	Title:	CFO
RCM TECHNOLOGIES CANADA CORP.
	By:	/s/ Kevin D. Miller
	Print Name:	Kevin D. Miller
	Title:	CFO
RCM EUROPE HOLDINGS, INC.
	By:	/s/ Kevin D. Miller
	Print Name:	Kevin D. Miller
	Title:	CFO

AGENT:	CITIZENS BANK, N.A., as Administrative Agent and Arranger
	By:	/s/ Lisa S. Williams
	Print Name:	Lisa S. Williams
	Title:	SVP
LENDERS:	CITIZENS BANK, N.A., as Lender
	By:	/s/ Lisa S. Williams
	Print Name:	Lisa S. Williams
	Title:	SVP

SCHEDULE I

See attached.

RCM Technologies, Inc.                                                                                                                  As Amended 09/29/2020
LOC Covenant Compliance
As of __________, 20__
($ in thousands)

General Financial Data

Funded Debt
Cash on balance sheet as of last day of fiscal period
Determination of Actual EBITDA for relevant Measurement Period*
	(i)	Operating Income
	(ii)	Depreciation & Amortization
Add:	(ii)	Non-Cash Charges, Equity Based Compensation
Add:	(iii)	Net loss if any arising solely from Permitted Asset or Stock Sales (up to an amount, which when added to other net losses previously recognized does not exceed $5,000,000 in the aggregate)
Add:	Nonrecurring charges waiver

Actual EBITDA Acquired

EBITDA
TKE

Total EBITDA for relevant Measurement Period

*Relevant Measurement Periods are as follows:

-	Trailing twelve months ("LTM") for quarters ended prior to December 31, 2020 or after June 30, 2021)

-	For quarter ended December 31, 2020,three months ended December 31, 2020 times four

-	For quarter ended March 31, 2021, six months ended March 31, 2021 times two

-	For quarter ended June 30, 2021, nine months ended June 30, 2021 divided by three, with the result multiplied by four

7.10 (a) Fixed Charge Ratio

EBITDA

-	LTM (for quarters ended prior to December 31, 2020 or after June 30, 2021)

-	For quarter ended December 31, 2020, EBITA for three months ended December 31, 2020 times four

-	For quarter ended March 31, 2021, EBITDA for six months ended March 31, 2021 times two

-	For quarter ended June 30, 2021, EBITDA for nine months ended June 30, 2021 divided by three, with the result multiplied by four

Divided By LTM:
Interest Paid
Income Taxes Paid
Scheduled Principal Payments
Capex
Dividends Paid
Total

Actual Fixed Charge Ratio

	Minimum Fixed Charge Ratio		1.50 to 1.00

	Compliance	Yes_____	No_____

7.10 (b) Capital Expenditures

Actual Capex LTM
Purchase Money Financing
Total
	Maximum Capex		$5,000

	Compliance	Yes_____	No_____

7.10 (c) Total Funded Debt to EBITDA

Total Funded Debt
Cash on balance sheet as of last day of fiscal period,
Max $2M

EBITDA

	-	LTM (for quarters ended prior to December 31, 2020 or after June 30, 2021)

	-	For quarter ended December 31, 2020, EBITA for three months ended December 31, 2020 times four

	-	For quarter ended March 31, 2021, EBITDA for six months ended March 31, 2021 times two

	-	For quarter ended June 30, 2021, EBITDA for nine months ended June 30, 2021 divided by three, with the result multiplied by four

Actual Funded Debt (less cash on balance sheet up to maximum of $2,000) to EBITDA

Maximum Funded Debt to EBITDA

	Compliance	Yes_____	No_____
7.10 (d) Modified Current Ratio (not applicable for quarters ended after September 30, 2020)

Total Net Accounts Receivable
0.75 times Total Net Accounts Receivable

Total Revolving Outstandings

Actual Current Ratio

Minimum Current Ratio Required

	Compliance	Yes_____	No_____